UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 22, 2024

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On January 22, 2024, Thomas Malley resigned from the Board of Directors (the “Board”) of BeiGene, Ltd. (the “Company”). In connection with his resignation, Mr. Malley also resigned from the Audit Committee and the Scientific Advisory Committee of the Board. Mr. Malley served as a member of the Board since 2016. The decision by Mr. Malley to resign was not the result of any disagreement with respect to the operations, policies, or practices of the Company.

Appointment of New Director

On January 23, 2024, the Board appointed Olivier Brandicourt, M.D. to the Board to fill the vacancy. Dr. Brandicourt will serve as a Class II director until the 2024 Annual General Meeting of Shareholders to be held in June 2024 and until his successor is duly elected and qualified, subject to his earlier resignation or removal. Dr. Brandicourt was also appointed to serve as a member of the Audit Committee of the Board.

Dr. Brandicourt, aged 67, is currently a Senior Advisor at Blackstone Life Sciences, a private equity segment of The Blackstone Group that invests within the life science sector. He joined Blackstone Life Sciences in 2019. Dr. Brandicourt currently serves on the boards of Alnylam Pharmaceuticals, Inc., a NASDAQ-listed commercial-stage biopharmaceutical company developing novel therapeutics based on RNAi; BenevolentAI S.A., a Euronext listed clinical-stage AI-enabled drug discovery company; and Dewpoint Therapeutics, Inc., a privately held condensate biotechnology company. He also serves as chair of the board of AvenCell Therapeutics, Inc., a privately held leading clinical-stage cell therapy company focused on advancing both switchable and allogeneic engineered CAR-T cell therapies. Dr. Brandicourt has over 30 years of experience in the global pharmaceutical industry, including as a senior leader of three global pharmaceutical companies. From April 2015 to August 2019, Dr. Brandicourt served as Chief Executive Officer and a member of the board of directors of Sanofi S.A. Prior to Sanofi, he was the Chief Executive Officer and Chair of Bayer HealthCare AG from November 2013 to March 2015. From 2000 to 2013, Dr. Brandicourt served in various operational and managerial positions at Pfizer Inc., including as a member of the Executive Leadership Team and President and General Manager of the Emerging Markets and Established Products business units. During his tenure at Sanofi, Dr. Brandicourt was elected Chairman of the Board of Management of the Pharmaceutical Research and Manufacturers of America in 2019 and Vice-President of the European Federation of Pharmaceutical Industries and Associations, serving from 2017-2019. He is an Honorary Fellow of the Royal College of Physicians in London. Dr. Brandicourt studied medicine in Paris where he specialized in Infectious Diseases and Tropical Medicine and holds a Master’s Degree in Biology from Paris XII University and an Advanced Degree in Cellular and Immunological Pathophysiology from the Paris Descartes University. We believe that Dr. Brandicourt’s extensive global operational, commercial and senior management experience in the healthcare sector qualifies him to serve on the Board.

Dr. Brandicourt will receive the same compensation and indemnification as the Company’s other independent directors, as described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 27, 2023. In accordance with the Company’s Amended Independent Director Compensation Policy (the “Policy”) and the Second Amended and Restated 2016 Share Option and Incentive Plan (as amended, the “2016 Plan”), the Company will grant Dr. Brandicourt share options valued at US$400,000, pro-rated in the first year of service, with an exercise price equal to the greater of (i) the fair market value of the Company’s ordinary shares on the date of grant and (ii) the average fair market value of the Company’s ordinary shares over the five trading days preceding the date of grant, in each case as determined in reference to the closing price of the Company’s American Depositary Shares (“ADSs”) on the NASDAQ Stock Market. Each ADS represents 13 ordinary shares. The share option will vest in full on the earlier of the first anniversary of date of grant or the date of the next annual meeting of shareholders, and in full upon death, disability or the occurrence of specified events in connection with a change of control of the Company. Dr. Brandicourt will also receive annual cash compensation of US$65,000 for his service as a director, and annual cash compensation of US$17,500 for his service as a member of the Audit Committee, each pro-rated in the first year of service, and reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and its committees. Additionally, Dr. Brandicourt will be entitled to future cash compensation and annual equity grants in accordance with the Policy and the 2016 Plan.

There are no arrangements or understandings between Dr. Brandicourt and any other person pursuant to which he was elected as a director, nor are there any transactions between Dr. Brandicourt and the Company that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Dr. Brandicourt to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release titled “BeiGene Welcomes Experienced Life Sciences Executive Olivier Brandicourt to Board of Directors” issued by BeiGene, Ltd. on January 23, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Exhibit Index

Exhibit No.	Description
99.1	Press release titled “BeiGene Welcomes Experienced Life Sciences Executive Olivier Brandicourt to Board of Directors” issued by BeiGene, Ltd. on January 23, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: January 23, 2024	By:	/s/ Chan Lee
	Name:	Chan Lee
	Title:	Senior Vice President, General Counsel